Exhibit 99.1

CONTACT:

Investors/Media	Media
Blaine Davis	Kevin Wiggins
(610) 459-7158	(610) 459-7281

Investors
Jonathan Neely
(610) 459-6645

For Immediate Release

ENDO PHARMACEUTICALS SUCCESSFULLY COMPLETES TENDER OFFER FOR SHARES OF PENWEST PHARMACEUTICALS

Chadds Ford, PA – September 20, 2010 – Endo Pharmaceuticals (Nasdaq: ENDP) today announced the successful completion of the tender offer by its indirect wholly owned subsidiary, West Acquisition Corp., for all of the outstanding shares of common stock of Penwest Pharmaceuticals Co. (Nasdaq: PPCO).

American Stock Transfer & Trust Company, the depositary for the tender offer, has advised Endo that, as of 12:00 midnight, New York City time, on September 17, 2010, the expiration of the tender offer, approximately 30,810,778 shares were validly tendered and not withdrawn in the tender offer, representing approximately 82.80 percent of Penwest's issued and outstanding shares of common stock (including shares of common stock issuable upon the conditional exercise of options to purchase shares of common stock and warrants to acquire shares of common stock, each having an exercise price of less than the tender offer price of $5.00 per share). All validly tendered shares have been accepted for payment and Endo will pay for all such shares promptly.

Endo will acquire any Penwest shares that were not purchased in the tender offer in a second-step merger which is expected to be completed in the fourth quarter of 2010.    Upon effectiveness of the merger, each outstanding share of Penwest common stock will be cancelled and converted into the right to receive the same consideration, without interest, received by holders who tendered in the tender offer, and Penwest will become an indirect wholly owned subsidiary of Endo. Thereafter, Penwest common stock will cease to be traded on the NASDAQ Stock Market.

About Endo

Endo Pharmaceuticals is a U.S.-based, specialty healthcare solutions company, focused on high-value branded products and specialty generics. Endo is redefining its position in the healthcare marketplace by anticipating and embracing the evolution of health decisions based on the need for high-quality and cost-effective care. We aim to be the premier partner to healthcare professionals and payment providers, delivering an innovative suite of complementary diagnostics, drugs, devices and clinical data to meet the needs of patients in areas such as pain, urology, oncology and endocrinology. For more information about Endo Pharmaceuticals, please visit www.endo.com .

Safe Harbor Statement

This press release contains forward-looking statements regarding, among other things, the company's financial position, results of operations, market position, product development and business strategy, as well as estimates of future net sales, future expenses, future net income and future earnings per share. Statements including words such as "believes," "expects," "anticipates," "intends," "estimates," "plan," "will," "may," "intend," "guidance" or similar expressions are forward-looking statements. Because these statements reflect our current views, expectations and beliefs concerning future events, these forward-looking statements involve risks and uncertainties. Investors should note that many factors could affect our future financial results and could cause our actual results to differ materially from those expressed in forward-looking statements contained in this press release. These factors include, but are not limited to: the possibility that the acquisition of Penwest Pharmaceuticals is not complementary to Endo; the inherent uncertainty of the timing and success of, and expense associated with, research, development, regulatory approval and commercialization of our products and pipeline products; competition in our industry, including for branded and generic products, and in connection with our acquisition of rights to assets, including intellectual property; government regulation of the pharmaceutical industry; our dependence on a small number of products and on outside manufacturers for the manufacture of our products; our dependence on third parties to supply raw materials and to provide services for certain core aspects of our business; new regulatory action or lawsuits relating to our use of controlled substances in many of our core products; our exposure to product liability claims and product recalls and the possibility that we may not be able to adequately insure ourselves; our ability to protect our proprietary technology; our ability to successfully implement our in-licensing and acquisition strategy; the availability of third-party reimbursement for our products; the outcome of any pending or future litigation or claims by the government; our dependence on sales to a limited number of large pharmacy chains and wholesale drug distributors for a large portion of our total net sales; a determination by a regulatory agency that we are engaging in inappropriate sales or marketing activities, including promoting the "off-label" use of our products; the loss of branded product exclusivity periods and related intellectual property; and exposure to securities that are subject to market risk including auction-rate securities the market for which is currently illiquid; and other risks and uncertainties, including those detailed from time to time in our periodic reports filed with the Securities and Exchange Commission, including our current reports on Form 8-K, quarterly reports on Form 10-Q and annual reports on Form 10-K, particularly the discussion under the caption "Item 1A, RISK FACTORS" in our annual report on Form 10-K for the year ended Dec. 31, 2009, which was filed with the Securities and Exchange Commission on Feb. 26, 2010. The forward-looking statements in this press release are qualified by these risk factors. These are factors that, individually or in the aggregate, we think could cause our actual results to differ materially from expected and historical results. We assume no obligation to publicly update any forward-looking statements, whether as a result of new information, future developments or otherwise.

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